Exhibit 2.4

AMENDMENT NO. 1

TO BYLAWS

OF

RETICULATE MICRO, INC.

This Amendment No. 1 (“Amendment No. 1”) to the Bylaws (the “Bylaws”) of Reticulate Micro, Inc., a Nevada corporation (the “Corporation”), is effective as of May 1, 2024.

WHEREAS, the Board of Directors of the Corporation has approved Amendment No. 1 as set forth below.

NOW, THEREFORE, BE IT RESOLVED, the Bylaws are hereby amended as follows:

1.	Section 5.7 is hereby added to the Bylaws:

“5.7 Lock-Up Period. Any stockholder who was issued shares of stock or entered into any agreement to purchase or receive stock prior to October 31, 2022, shall not, without the prior written consent of the Corporation, during the period commencing on May 1, 2024 and ending twelve months after the date trading of the Corporation’s stock commences (the “Lock-Up Period”), (a) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, lend, grant, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of stock or any securities convertible into or exercisable or exchangeable for stock, owned either of record or beneficially, prior to October 31, 2022 (collectively, the “Lock-Up Securities”); (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (c) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (d) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.”

2.	Except as modified by this Amendment No. 1, the Bylaws remain unchanged and, as modified, continue in full force and effect.

CERTIFICATE OF ADOPTION OF AMENDMENT NO. 1

TO BYLAWS

OF

RETICULATE MICRO, INC.

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Reticulate Micro, Inc., a Nevada corporation (the “Corporation”), and that the foregoing Amendment No. 1 to the Bylaws was adopted as part of the Corporation’s Bylaws as of the date hereof by the Corporation’s Board of Directors.

The undersigned has executed this Certificate as of May 1, 2024.

/s/ Michael Chermak
Michael Chermak
Secretary